UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report:  April 28, 2009

Date of earliest event reported:  April 22, 2009

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2009, Pacific Asia Petroleum, Inc. (the “Company”) (PFAP.OB) revised the terms of its relationship with Jamie Tseng, the Company’s Executive Vice President, by entering into an Employment Agreement with Mr. Tseng (the “Tseng Employment Agreement”), effective January 1, 2009, and which supersedes a consulting agreement, dated November 8, 2005, entered into by and between the Company and Mr. Tseng (the “Tseng Consulting Agreement”).  See Item 5.02 below.

On April 22, 2009, the Company entered into an Amendment to Consulting Agreement with Liviakis Financial Services, Inc., the Company’s investor relations service provider (the “Liviakis Amendment”), which amends that certain Consulting Agreement entered into by and between the Company and Liviakis Financial Services, Inc. on March 10, 2005 (the “Liviakis Agreement”) in order to extend the term of the agreement to May 7, 2011, permit the Company to terminate the agreement at any time, and to provide that the Company issue an aggregate of 869,000 shares of the Company’s Common Stock to Liviakis Financial Services, Inc. and its designees as the sole additional consideration for the Liviakis Amendment.  See Items 3.02 and 5.02 below.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 22, 2009, the Company entered into the Liviakis Amendment with Liviakis Financial Communications, Inc., pursuant to which the Company was obligated to issue on such date an aggregate of 869,000 shares of Company Common Stock to Liviakis Financial Communications, Inc. and an employee designee thereof (the “Liviakis Shares”) as full consideration for the two-year renewal of the Company’s engagement of Liviakis Financial Communications, Inc. for certain investor relations services.  The issuance of the Liviakis Shares was approved by the Company’s Board of Directors on April 22, 2009, at a price of $0.85 per share, which was the fair market value per share of the Liviakis Shares as determined by the Board of Directors as of such date.

On April 22, 2009, the Board approved the issuance of an aggregate of 10,000 shares of the Company’s Common Stock to principals of Prima Capital Group (the “Prima Capital Group Shares”) as full consideration for certain investor relations services previously provided by Prima Capital Group to the Company.  The issuance of the Prima Capital Group Shares was approved by the Company’s Board of Directors on April 22, 2009, at a price of $0.85 per share, which was the fair market value per share of the Prima Capital Group Shares as determined by the Board of Directors as of such date.

No underwriters were involved in any of the transactions described above.  All of the securities issued in the foregoing transactions were issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, in that the transactions involved the issuance and sale of the Company’s securities to financially sophisticated individuals or entities that were aware of the Company’s activities and business and financial condition and took the securities for investment purposes and understood the ramifications of their actions.  The Company did not engage in any form of general solicitation or general advertising in connection with any of such transactions.  All of the purchasers also represented that they were “accredited investors” as defined in Regulation D and that they were acquiring such securities for their own account and not for distribution.  All certificates representing the securities issued have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

See also Items 1.01 and 5.02.

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Tseng Employment Agreement, which supersedes the prior consulting agreement the Company entered into with Mr. Tseng on November 8, 2005, governs the employment of Mr. Tseng in the capacity of Executive Vice President of the Company through December 31, 2011.  The Tseng Employment Agreement provides for a base salary of $140,000 per year, and provides for, in the event the Company terminates Mr. Tseng’s employment without Cause (as defined in the Tseng Employment Agreement), the Company must pay to Mr. Tseng a lump sum amount equal to 50% of Mr. Tseng’s then-current annual base salary.

A copy of the Tseng Employment Agreement and the Liviakis Amendment are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated April 22, 2009, entered into by and between the Company and Jamie Tseng
10.2	Amendment to Consulting Agreement, dated April 22, 2009, entered into by and between the Company and Liviakis Financial Services, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 28, 2009

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit

Exhibit Number	Description
10.1	Employment Agreement, dated April 22, 2009, entered into by and between the Company and Jamie Tseng
10.2	Amendment to Consulting Agreement, dated April 22, 2009, entered into by and between the Company and Liviakis Financial Services, Inc.